Exhibit 99.1

Susquehanna Bancshares, Inc. Announces First Quarter 2012 Results

First Quarter Highlights

  GAAP EPS of $0.14 Including Merger-Related Expenses
  Net Interest Margin Increase to 3.94%
  Significant Improvement in Credit Quality Metrics
  Organic Growth in Loans and Core Deposits
  Efficiency Ratio Improves to 61.39%
  Second Quarter Dividend Increase to $0.05 Per Share

LITITZ, Pa.--(BUSINESS WIRE)--April 25, 2012--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced net income applicable to common shareholders for the first quarter ended March 31, 2012 of $23.5 million, or $0.14 per diluted share, compared to net income applicable to common shareholders of $9.8 million for the first quarter of 2011, or $0.08 per diluted share.

“Following the successful completion of the Tower Bancorp, Inc. acquisition in the middle of the first quarter, our energies are focused on executing our relationship-based community banking strategy,” stated William J. Reuter, Chairman and Chief Executive Officer. “We are pleased with the significant progress made during the first quarter toward achieving our strategic objectives for 2012, including continuing our strong progress in improving credit quality; successfully integrating the team and operations from Tower Bancorp; growing loans, deposits and revenues; and increasing profitability and shareholder dividends.”

First Quarter Financial Results:

  Loans and leases, net of unearned income, increased 30.3% from March 31, 2011 to $12.5 billion at March 31, 2012.
    Growth in loans and leases consisted of:
      $633.7 million acquired through the acquisition of Abington Bancorp, Inc.;
      $2.0 billion acquired through the Tower acquisition; and
      $323.2 million of internally-generated loan growth, resulting in internal growth in loans and leases of 3.4% for the trailing four quarters.
    Commercial loans increased 16.1% from March 31, 2011.
    Real estate - construction loans increased 20.5% from March 31, 2011.
    Real estate secured - residential loans increased 46.7% from March 31, 2011
    Real estate secured - commercial loans increased 34.8% from March 31, 2011.
    Consumer loans increased 23.9% from March 31, 2011.
    Leases increased 1.5% from March 31, 2011.
  Total deposits increased 35.4% from March 31, 2011 to $12.6 billion at March 31, 2012.
    Growth in total deposits consisted of:
      $840.0 million of deposits assumed in the Abington acquisition;
      $2.0 billion of deposits assumed in the Tower acquisition; and
      $411.2 million in organic deposit growth, resulting in organic deposit growth of 4.4% for the trailing four quarters.
    Non-interest-bearing demand deposits increased 40.4% from March 31, 2011.
    Interest-bearing demand deposits increased 49.8% from March 31, 2011.
    Savings deposits increased 26.2% from March 31, 2011.
    Time deposits increased 20% from March 31, 2011.
  Net interest margin increased 31 basis points to 3.94% compared to 3.63% for the first quarter of 2011, driven by the balance sheet restructuring in the fourth quarter, purchase accounting in connection with the Tower acquisition, the addition of the Tower deposit and loan portfolios and continued core reduction in funding costs at Susquehanna.
  Non-core items for the first quarter of 2012 were after-tax merger related expenses of $7.9 million.
  The efficiency ratio for the first quarter of 2012 improved to 61.39% from 65.28% in the first quarter of 2011, in each case calculated after excluding pre-tax merger related expenses.

First Quarter Financial Results (Continued):

  Net charge-offs as a percentage of average loans and leases for the quarter ended March 31, 2012 was 0.44% compared to 1.42% for the first quarter of 2011. Non-performing assets as a percentage of loans, leases and foreclosed real estate was 1.35% at March 31, 2012 compared to 2.49% at March 31, 2011. The provision for loan losses for the quarter ended March 31, 2012 was $19.0 million, compared to $35.0 million for the quarter ended March 31, 2011. The allowance for loan and leases losses was $194.7 million at March 31, 2012, representing 1.56% of total loans and leases and 146% of nonaccrual loans and leases, compared to $193.2 million at March 31, 2011, representing 2.01% of total loans and leases and 91% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) for the first quarter ended March 31, 2012 finished at 0.58% and 8.36%, respectively. This compared to results of 0.28% and 4.86% for the same measurements, respectively, for the first quarter of 2011.
  Susquehanna’s regulatory capital ratios are as follows:
	At March 31, 2012	Preliminary Minimum Basel III Requirements
Tangible Common Ratio(2)	7.65%	N/A
Tier 1 Common Ratio	9.96%	7.0%
Leverage Ratio	10.74%	4.0%
Tier 1 Capital Ratio	12.47%	8.5%
Total Risk-Based Capital Ratio	14.45%	10.5%

(1) A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures."

(2) Includes deferred tax liability associated with intangibles of $50.0 million

Linked Quarter Results (First Quarter 2012 vs. Fourth Quarter 2011)

  Loans and leases, net of unearned income, increased 19.8% from December 31, 2011 to $12.5 billion at March 31, 2012.
    Growth in loans and leases consisted of:
      $2.0 billion acquired through the Tower acquisition; and
      $117 million of internally generated loan growth, resulting in internal growth in loans and leases of 1.1% for the quarter.
    Commercial loans increased 11.6% from December 31, 2011, or 4.3% if the acquired Tower loans are excluded.
    Real estate construction loans increased 19.9% from December 31, 2011, or declined 5.4% if the acquired Tower loans are excluded.
    Real estate secured – residential loans increased 22.8% from December 31, 2011, or decreased 0.5% if the acquired Tower loans are excluded.
    Real estate secured – commercial loans increased 28.2% from December 31, 2011, or 1.2% if the acquired Tower loans are excluded.
    Consumer loans increased 7.4% from December 31, 2011, or 5.5% if the acquired Tower loans are excluded.
    Leases increased 2.8% from December 31, 2011.
  Total deposits increased 22.1% from December 31, 2011 to $12.6 billion at March 31, 2012.
    Growth in total deposits consisted of:
      $2.0 billion of deposits assumed in the Tower acquisition; and
      $241.6 million of organic deposit growth, resulting in organic deposit growth of 2.3% for the quarter.
    Non-interest bearing demand deposits increased 24.1% from December 31, 2011, or 0.8% if the Tower deposits are excluded.
    Interest-bearing demand deposits increased 23.8% from December 31, 2011, or 4.2% if the Tower deposits are excluded.
    Savings deposits increased 16.0% from December 31, 2011, or 3.8% if the Tower deposits are excluded.
    Time deposits increased 20.5% from December 31, 2011, or 0.3% excluding the Tower deposits.
  Net interest margin increased 35 basis points to 3.94% compared to 3.59% for the fourth quarter of 2011, driven by the balance sheet restructuring in the fourth quarter, purchase accounting in connection with the Tower acquisition, the addition of the Tower deposit and loan portfolios and continued core reduction in funding costs at Susquehanna.
  The efficiency ratio for the first quarter of 2012 improved to 61.39% from 66.34% for the fourth quarter of 2011, in each case calculated after excluding pre-tax merger related income and expenses.
  Net charge-offs as a percentage of average loans and leases for the quarter ended March 31, 2012 was 0.44% compared to 0.95% for the fourth quarter of 2011. Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased 53 basis points from December 31, 2011 to 1.35% at March 31, 2012.

Additional Events:

  On February 17, 2012, Susquehanna completed the acquisition of Tower Bancorp, Inc., creating Pennsylvania’s largest community bank and expanding Susquehanna’s branch network into State College and Fulton and Lebanon counties in Pennsylvania, in addition to enhancing Susquehanna’s existing presence in key markets in central and southeastern Pennsylvania as well as Maryland. In connection with the merger, Andrew Samuel, former Chairman and Chief Executive Officer of Tower, assumed the role of President and Chief Revenue Officer of Susquehanna.
  On April 18, 2012, Susquehanna’s Board of Directors declared a second quarter dividend of $0.05 per common share, payable May 18, 2012 to shareholders of record as of May 1, 2012. This represents a $0.02 increase from the first quarter dividend of $0.03 per share.

Susquehanna will broadcast its first quarter 2012 results conference call over the Internet on April 26, 2012 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of first quarter 2012 results. The discussion may also include forward-looking information and financial goals, including updates of previously disclosed financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the first quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna is a financial services holding company with assets of greater than $17.5 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 261 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested through Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Susquehanna’s filings with the Securities and Exchange Commission. Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

	1Q12	4Q11	1Q11
Balance Sheet (EOP)
Investments	$2,756,836	$2,423,107	$2,470,969
Loans and leases	12,521,669	10,447,930	9,607,998
Allowance for loan & lease losses (ALLL)	194,730	188,100	193,233
Total assets	17,826,301	14,974,789	13,951,525
Deposits	12,563,541	10,290,472	9,280,857
Short-term borrowings	723,758	613,306	609,284
Federal Home Loan Bank borrowings	970,673	971,020	1,091,125
Other long-term debt	692,059	499,347	694,398
Shareholders' equity	2,531,859	2,189,628	1,999,492

Stated book value per common share	13.48	13.96	15.38
Tangible book value per common share	6.46	7.28	7.31

Average Balance Sheet
Investments	$2,547,408	$2,645,227	$2,477,775
Loans and leases	11,411,592	10,358,071	9,584,098
Total earning assets	14,065,583	13,128,969	12,141,223
Total assets	16,274,773	15,274,808	13,965,750
Deposits	11,354,537	10,300,061	9,242,855
Other short-term borrowings	642,128	588,657	747,763
FHLB borrowings	985,294	1,163,229	1,100,358
Other long-term debt	673,722	666,277	700,526
Shareholders' equity	2,348,326	2,217,036	1,983,560

Income Statement
Net interest income	$134,123	$115,201	$105,023
Provision for loan and lease losses	19,000	22,000	35,000
Noninterest income	39,515	71,347	37,467
Noninterest expense	120,355	162,395	95,883
Income before taxes	34,283	2,153	11,607
Provision for income taxes	10,810	(16,976)	1,846
Net income	23,473	19,129	9,761
Basic earnings per common share	0.14	0.12	0.08
Diluted earnings per common share	0.14	0.12	0.08
Cash dividends paid per common share	0.03	0.03	0.01

Asset Quality
Net charge-offs (NCOs)	$12,370	$24,860	$33,601

Nonaccrual loans & leases	$133,489	$156,478	$212,941
Foreclosed real estate	36,456	41,050	26,739
Total nonperforming assets (NPAs)	$169,945	$197,528	$239,680

Restructured loans	$72,081	$72,852	$78,459
Loans & leases 90 days past due	9,758	10,077	10,278

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

RATIO ANALYSIS	1Q12	4Q11	1Q11

Credit Quality
NCOs / Average loans & leases	0.44%	0.95%	1.42%
NPAs / Loans & leases + foreclosed real estate	1.35%	1.88%	2.49%
ALLL / Nonaccrual loans & leases	145.88%	120.21%	90.74%
ALLL / Total loans & leases	1.56%	1.80%	2.01%

Capital Adequacy
Equity / Assets	14.20%	14.62%	14.33%
Long-term debt / Equity	27.33%	22.81%	34.73%

Profitability
Return on average assets	0.58%	0.50%	0.28%
Return on average equity	4.02%	3.42%	2.00%
Return on average tangible equity (2)	8.36%	6.98%	4.86%
Net interest margin	3.94%	3.59%	3.63%
Efficiency ratio (1)	61.39%	66.34%	65.28%

(1) Excludes Net realized gain on acquisition, Merger related expenses, and Loss on extinguishment of debt
(2) Supplemental Reporting of Non-GAAP-based Financial Measures-Return on average tangible equity
Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.
	1Q12	4Q11	1Q11
Return on average equity (GAAP basis)	4.02%	3.42%	2.00%
Effect of excluding average intangible assets and related amortization	4.34%	3.56%	2.86%
Return on average tangible equity	8.36%	6.98%	4.86%

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31,	December 31,	March 31,
	2012	2011	2011
	(in thousands, except share data)
Assets
Cash and due from banks	$350,793	$276,384	$191,207
Unrestricted short-term investments	27,067	55,761	24,635
Cash and cash equivalents	377,860	332,145	215,842
Interest-bearing deposits held by consolidated variable interest entities that can be
used only to settle obligations of the consolidated variable interest entities	4,932	5,015	5,168
Restricted short-term investments	60,600	60,910	28,260
Securities available for sale	2,620,245	2,295,034	2,349,383
Restricted investment in bank stocks	136,591	128,073	121,586
Loans and leases, net of unearned income	12,337,688	10,257,161	9,397,786
Loans held by consolidated variable interest entities that can be used only to settle
obligations of the consolidated variable interest entities	183,981	190,769	210,212
Less: Allowance for loan and lease losses	194,730	188,100	193,233
Net loans and leases	12,326,939	10,259,830	9,414,765
Premises and equipment, net	196,011	168,382	165,747
Other real estate and foreclosed assets	40,748	41,716	28,212
Accrued income receivable	43,928	36,820	36,741
Bank-owned life insurance	447,686	405,296	360,312
Goodwill	1,264,892	1,018,031	1,018,031
Intangible assets with finite lives	53,662	29,081	31,912
Deferred taxes	35,776	6,344	4,828
Other assets	216,431	188,112	170,738
Total assets	$17,826,301	$14,974,789	$13,951,525
Liabilities and Shareholders' Equity
Deposits:
Demand	$1,947,525	$1,569,811	$1,387,130
Interest-bearing demand	5,496,237	4,439,488	3,669,322
Savings	1,008,042	868,709	798,979
Time	2,527,383	2,157,282	2,074,648
Time of $100 or more	1,584,354	1,255,182	1,350,778
Total deposits	12,563,541	10,290,472	9,280,857
Federal Home Loan Bank short-term borrowings	850,000	900,000	375,000
Other short-term borrowings	723,758	613,306	609,284
Federal Home Loan Bank long-term borrowings	120,673	71,020	716,125
Other long-term debt	197,027	176,030	176,036
Junior subordinated debentures	349,979	323,317	323,030
Long-term debt of consolidated variable interest entities for which creditors do not
have recourse to Susquehanna's general credit	145,053	157,379	195,332
Accrued interest, taxes, and expenses payable	69,787	50,670	47,703
Deferred taxes	0	25,827	39,906
Other liabilities	274,624	177,140	188,760
Total liabilities	15,294,442	12,785,161	11,952,033
Shareholders' equity:
Common stock, $2.00 par value, 400,000,000 shares authorized. Issued:
188,058,669 at March 31, 2012; 157,067,887 at December 31, 2011:
and 129,975,635 at March 31, 2011	376,117	314,136	259,951
Treasury stock, at cost. 202,485 at March 31, 2012; 200,748 at December 31, 2011:
and 2,527 at March 31, 2011	(1,278)	(1,263)	(24)
Additional paid-in capital	1,657,837	1,397,152	1,295,979
Retained earnings	544,476	525,657	490,425
Accumulated other comprehensive loss, net of taxes of $25,305; $25,863; and $26,109	(45,293)	(46,054)	(46,839)
Total shareholders' equity	2,531,859	2,189,628	1,999,492
Total liabilities and shareholders' equity	$17,826,301	$14,974,789	$13,951,525

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended
	March 31,
	2012	2011
	(in thousands, except per share data)
Interest Income:
Loans and leases, including fees	$148,355	$126,799
Securities:
Taxable	12,792	15,681
Tax-exempt	3,762	3,951
Dividends	998	1,022
Short-term investments	30	28
Total interest income	165,937	147,481
Interest Expense:
Deposits:
Interest-bearing demand and savings	6,047	5,812
Time	12,026	15,181
Federal Home Loan Bank short-term borrowings	2,900	2,308
Other short-term borrowings	2,122	1,897
Federal Home Loan Bank long-term borrowings	58	8,084
Other long-term debt	8,661	9,176
Total interest expense	31,814	42,458
Net interest income	134,123	105,023
Provision for loan and lease losses	19,000	35,000
Net interest income, after provision for loan and lease losses	115,123	70,023
Noninterest Income:
Service charges on deposit accounts	7,674	7,756
Vehicle origination and servicing fees	1,924	1,904
Asset management fees	7,073	7,161
Income from fiduciary-related activities	2,622	1,834
Commissions on brokerage, life insurance and annuity sales	1,907	2,255
Commissions on property and casualty insurance sales	5,058	3,985
Other commissions and fees	4,643	5,987
Income from bank-owned life insurance	1,472	1,106
Net gain on sale of loans and leases	3,750	4,051
Net realized gain (loss) on sales of securities	385	1,869
Total other-than-temporary impairment, net of recoveries	(2,706)	(2,372)
Portion of recognized in other comprehensive income
(before taxes)	2,562	140
Net impairment losses recognized in earnings	(144)	(2,232)
Other	3,151	1,791
Total noninterest income	39,515	37,467
Noninterest Expenses:
Salaries and employee benefits	57,958	50,992
Occupancy	10,810	9,655
Furniture and equipment	3,617	3,066
Advertising and marketing	3,054	2,347
FDIC insurance	5,178	3,381
Legal fees	2,053	2,074
Amortization of intangible assets	2,753	2,163
Vehicle lease disposal	1,836	2,437
Merger related	11,479	535
Other	21,617	19,233
Total noninterest expenses	120,355	95,883
Income before income taxes	34,283	11,607
Provision for income taxes	10,810	1,846
Net Income	$23,473	$9,761
Earnings per common share:
Basic	$0.14	$0.08
Diluted	$0.14	$0.08
Cash dividends per common share	$0.03	$0.01
Average common shares outstanding:
Basic	171,326	129,727
Diluted	171,973	129,796

Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	March 31, 2012			March 31, 2011
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$106,583	$30	0.11	$79,350	$28	0.14
Investment securities:
Taxable	2,166,578	13,790	2.56	2,079,482	16,703	3.26
Tax-advantaged	380,830	5,787	6.11	398,293	6,078	6.19
Total investment securities	2,547,408	19,577	3.09	2,477,775	22,781	3.73
Loans and leases, (net):
Taxable	11,065,149	145,219	5.28	9,291,685	124,108	5.42
Tax-advantaged	346,443	4,825	5.60	292,413	4,141	5.74
Total loans and leases	11,411,592	150,044	5.29	9,584,098	128,249	5.43

Total interest-earning assets	14,065,583	169,651	4.85	12,141,223	151,058	5.05
Allowance for loan and lease losses	(191,305)			(191,213)
Other non-earning assets	2,400,495			2,015,740

Total assets	$16,274,773			$13,965,750

Liabilities
Deposits:
Interest-bearing demand	$4,990,291	5,718	0.46	$3,686,930	5,519	0.61
Savings	929,499	329	0.14	780,484	293	0.15
Time	3,746,848	12,026	1.29	3,435,868	15,181	1.79
Other short-term borrowings	642,128	2,122	1.33	747,763	1,897	1.03
FHLB borrowings	985,294	2,958	1.21	1,100,358	10,392	3.83
Long-term debt	673,722	8,661	5.17	700,526	9,176	5.31

Total interest-bearing liabilities	11,967,782	31,814	1.07	10,451,929	42,458	1.65
Demand deposits	1,687,899			1,339,573
Other liabilities	270,766			190,688

Total liabilities	13,926,447			11,982,190

Equity	2,348,326			1,983,560

Total liabilities & shareholders' equity	$16,274,773			$13,965,750

Net interest income / yield on
average earning assets		$137,837	3.94		$108,600	3.63

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases
(Dollars in thousands)

		Total Loans and Leases
		03/31/12	12/31/11	03/31/11
Commercial, financial, and agricultural		$2,088,948	$1,871,027	$1,798,986
Real estate - construction		993,819	829,221	824,680
Real estate secured - residential		3,945,565	3,212,562	2,689,467
Real estate secured - commercial		4,022,788	3,136,887	2,984,262
Consumer		775,913	722,329	626,504
Leases		694,636	675,904	684,099
Total loans and leases		$12,521,669	$10,447,930	$9,607,998

	Nonaccrual Loans and Leases
	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
Commercial, financial, and agricultural	$20,616	$14,385	$14,421	$18,219	$19,972
Real estate - construction	30,644	37,727	37,487	44,305	56,446
Real estate secured - residential	33,137	41,922	41,238	51,047	55,930
Real estate secured - commercial	47,423	61,497	65,377	73,346	77,533
Consumer	505	0	0	0	0
Leases	1,164	947	1,576	3,816	3,060
Total nonaccrual loans and leases	$133,489	$156,478	$160,099	$190,733	$212,941

	Restructured Loans
	03/31/12	12/31/11	09/30/11	06/30/11	03/31/11
Commercial, financial, and agricultural	$9,547	$12,181	$11,820	$14,387	$14,999
Real estate - construction	3,980	3,902	0	0	298
Real estate secured - residential	15,167	17,634	13,389	12,734	9,363
Real estate secured - commercial	42,883	38,565	36,974	34,874	53,799
Consumer	504	570	148	148	0
Total restructured loans	$72,081	$72,852	$62,331	$62,143	$78,459

	Net Charge-offs (Recoveries)
	1Q 2012	4Q 2011	3Q 2011	2Q 2011	1Q 2011
Commercial, financial, and agricultural	$2,108	$1,557	$5,322	$9,138	$3,700
Real estate - construction	2,830	8,484	6,489	6,352	8,154
Real estate secured - residential	3,652	2,641	5,262	5,042	3,803
Real estate secured - commercial	2,271	10,897	5,612	10,467	14,442
Consumer	928	503	(99)	67	2,079
Leases	581	778	746	875	1,423
Total net charge-offs	$12,370	$24,860	$23,332	$31,941	$33,601

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loan Analysis
First Quarter 2012
($ Thousands)

			Pro Forma
	Susquehanna	Tower	Susquehanna	Susquehanna
	3/31/2012	2/17/2012	3/31/2012(1)	12/31/2011	$ Change	% Change

Commercial	$2,088,948.0	$137,636.5	$1,951,311.5	$1,871,027.0	$80,284.5	4.29%

Construction	993,819	209,472	784,347	829,221	(44,874)	-5.41%

R/E - Residential	3,945,565	748,015	3,197,550	3,212,562	(15,012)	-0.47%

R/E- Commercial	4,022,788	847,739	3,175,049	3,136,887	38,162	1.22%

Consumer	775,913	13,894	762,019	722,329	39,690	5.49%

Leases	694,636	-	694,636	675,904	18,732	2.77%

Total	$12,521,669	$1,956,756	$10,564,913	$10,447,930	$116,983	1.12%

(1) Pro forma presentation represents Susquehanna 3/31/2012 balances net of Tower 2/17/2012 balances.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Deposit Analysis
First Quarter 2012
($ Thousands)

			Pro Forma
	Susquehanna	Tower	Susquehanna	Susquehanna
	3/31/2012	2/17/2012	3/31/2012(1)	12/31/2011	$ Change	% Change
Demand	$1,947,525	$365,748	$1,581,777	$1,569,811	$11,966	0.76%

Interest-Bearing Demand	5,496,237	871,026	4,625,211	4,439,488	185,723	4.18%

Savings	1,008,042	106,409	901,633	868,709	32,924	3.79%

Time<100	2,527,383	420,953	2,106,430	2,157,282	(50,852)	-2.36%

Time>100	1,584,354	267,319	1,317,035	1,255,182	61,853	4.93%

Total	$12,563,541	$2,031,455	$10,532,086	$10,290,472	$241,614	2.35%

(1) Pro forma presentation represents Susquehanna 3/31/2012 balances net of Tower 2/17/2012 balances.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS CONTACT:
Carl D. Lundblad, Senior Vice President
717-625-6207
or
MEDIA RELATIONS CONTACT:
Stephen Trapnell, Director of Communications Strategies
717-625-6548